Exhibit 99.3

MCEWEN MINING ANNOUNCES NEW PRELIMINARY ECONOMIC ASSESSMENT EXTENDING LIFE AN ADDITIONAL 10 YEARS IN MEXICO

TORONTO, ONTARIO - (May 25, 2018) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen Mining” or the “Company”) is pleased to announce results of a new Preliminary Economic Assessment (PEA) study evaluating the potential extension of production from its 100% owned El Gallo Complex in Sinaloa, Mexico. The proposed redevelopment plan evaluated in the PEA is called Project Fenix. The key outcomes of Project Fenix include an average annual production rate of 47,000 ounces gold equivalent (AuEq), low initial capital cost, mine pay-back of 4 years, and an after-tax IRR of 25% at current gold and silver prices.

“Project Fenix shows that El Gallo has the potential to be retooled to produce silver and gold for years into the future. The current heap leach gold mine would transform first to a mill and process the residual heap leach pad material, then additional mill modifications would enable processing of silver and gold ores from four other deposits. This plan depends on innovative in-pit tailings disposal that we think is a win-win for all stakeholders. Over the coming quarters we intend to advance environmental permitting and refine our plans with a feasibility study before making an investment decision next year,” said Rob McEwen, Chairman and Chief Owner

Highlights of the Project Fenix PEA at $1,250/oz gold and $16/oz silver prices(1)(2):

•                  Estimated initial capital of $41 million for Phase 1 and $30 million for Phase 2;

•                  Pay-back period of 4.0 years;

•                  25% after-tax IRR and $60 million NPV at 5% discount rate;

•                  $12 million of average annual cash flow from operations from year 2 onwards;

•                  47,000 ounces average annual AuEq production;

•                  Cash cost of $598 and $797 per ounce AuEq for Phases 1 and 2 respectively;

•                  10 to 12-year LOM;

•                  Updated resource estimate totaling 13 million tonnes at an average grade of 0.39 g/t gold and 77 g/t silver (Measured and Indicated) containing 591,000 oz AuEq, and 5.7 million tonnes at an average grade of 0.81 g/t gold and 27 g/t silver (Inferred) containing 214,000 oz AuEq.

The PEA was prepared by GR Engineering Services Limited (GRES), an engineering, consulting and contracting company, under the direction of McEwen Mining in accordance with the requirements of Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”).

Financial Analysis

The base case generates an after-tax net present value (NPV5%) of $60 million, an IRR of 25%, and an average after-tax cash flow from operations of $12 million per year of operation.

McEwen Mining Inc.

Table 1: After-Tax Financial Results

	Base Case $1,250/oz Au, $16/oz Ag	Upside Case $1,300/oz Au, $17/oz Ag

Phase 1 Capex	$41 million	$41 million
Phase 2 Capex	$30 million	$30 million
IRR	25%	30%
NPV@5% Discount Rate	$60 million	$77 million
Payback Period	4.0 years	3.8 years

Figure 1: Graph of Cash Flows

http://www.mcewenmining.com/files/doc_news/archive/20180524_egs/20180524_egs_figure_1.pdf

Mining and Processing

The Fenix Project involves a two-stage development process. Phase 1 includes the reprocessing of material on the gold heap leach pad at our existing El Gallo Gold Mine, and Phase 2 includes the processing of the open pit gold and silver ores from multiple deposits including El Gallo Silver, Palmarito, El Encuentro and Carrisalejo.

The process plant would utilise conventional and proven mineral processing and precious metals recovery technologies. Phase 1 would have a throughput rate of 5,000 tonnes per day (tpd). During Phase 2, fresh mineralised material from higher grade silver deposits (El Gallo Silver primarily) would be processed at 3,250 tpd.

The selected process recovery methods have been based on separate campaign retreatment of heap leach material (Phase 1) and treatment of fresh mineralised material from other deposits (Phase 2).

Phase 1 operation would target gold recovery from the heap leach pad material using a conventional ball mill grinding and a hybrid carbon-in-leach (CIL) circuit (hybrid means the first leach tanks are pure leach tanks and the remaining tanks being carbon in leach tanks), to recover gold onto activated carbon. Industry standard elution, electrowinning and smelting circuits would be used to produce a doré product. Soluble copper levels would be controlled and suppressed using established methods. Cyanide in the CIL tailings would be detoxified using the SO2 / Air process, and the detoxified tailings would then be sent to a tailings storage facility in an existing mined-out open pit.

Tailings produced during the operation, starting with Phase 1 would be stored in the mined-out Samaniego pit at the El Gallo Gold Mine. As part of this, in-pit tailings deposition would include a tailings delivery system designed to maximize tailings consolidation and water recovery. Water would be recovered via surface reclaim pumps, a basin underdrain collection sump and finger drain network and down gradient contingency pump back wells.

In Phase 2 the process facility would be modified to enable treatment of material from the El Gallo Silver deposit to be followed by other deposits in the complex. Phase 2 operation would utilize conventional flotation technology, intensive leaching of concentrates with counter current decantation (CCD) washing used to recover solution for zinc precipitation using the Merrill Crowe process for silver and gold recovery. The Phase 1 CIL plant would be utilized for cyanide leaching of the flotation tailings to maximize overall silver recoveries during Phase 2. Phase 2 would also utilize the existing El Gallo Gold Mine three stage crushing plant to prepare material for delivery to the grinding circuit.

The available volume in the Samaniego pit will enable the Fenix Project.

El Gallo Silver and proposed process facilities are separated by about 6.5 km, requiring construction of a dedicated haul road for transport of ore. A new substation and powerline would connect both projects to the national distribution grid.

Over the mine life, production would total 17.2 million tonnes of mineralized material at an average head grade 1.17 g/t AuEq containing 680 koz AuEq, and recovering a total of 573 koz AuEq. The planned production schedule is shown on Table 2.

Table 2: Production Summary

Source	Gold (g/t)	Silver (g/t)	Production Model (tonnes)	Waste (tonnes)	Strip Ratio	Contained Metal (oz AuEq)	Recovered Metal (oz AuEq)	% of Recovered ozs AuEq
El Gallo Heap Leach Pad(3)	0.64	0	9,024,027	0	N/A	197,285	172,989	30%
El Gallo Silver(4)	0.11	117.3	5,413,000	20,468,000	3.8	291,432	248,502	44%
Palmarito(5)	0.37	149.9	1,796,194	5,518,199	3.1	136,498	104,863	18%
Carrisalejo	0.60	95.0	263,177	1,472,104	5.6	15,763	12,894	2%
El Encuentro	1.56	2.3	736,540	5,660,945	7.7	37,678	33,733	6%
TOTALS	1.17 g/t AuEq		17,232,938	33,119,248	N/A	679,106	572,981	100%

Capital and Operating Costs

The Fenix Project offers low upfront capital requirements to commence the project by:

•                  utilizing existing infrastructure at El Gallo Gold Mine;

•                  commissioning an in-pit tailings storage facility in an existing open pit, and

•                  a significant reduction in required leach tank volumes for El Gallo Silver processing from previous studies.

Phase 1 capital expenditure is estimated at $41 million, additional capital expenses for Phase 2 and the mining infrastructure, haul roads and closure obligations bring the total LOM capital required to $81 million.

Mining and operating costs were estimated based on process design criteria, equipment lease rates, labor, reagent, grid power supply, diesel fuel, explosives, maintenance, and other miscellaneous costs. All costs are in Q1 2018 dollars.

Table 3: Operating Cost / Oz Summary

	Cash Cost per oz AuEq	AISC per oz AuEq
Phase 1	$598	$658
Phase 2	$797	$817
Overall Project	—	$793

Table 4: Capital Cost Summary

Description	Phase 1 ($M)	Phase 2 ($M)	Sustaining ($M)
Process Plant Direct Costs	$28.5	$16.6
Infrastructure & Owners	$1.4	$0.7	$4.5
Indirect Costs	$7.4	$6.0
Contingency	$3.2	$2.0
Mining	$0.0	$5.0	$5.0
Total	$40.9	$30.4	$9.5
Project Total		$80.8

Table 5: Operating Cost / Tonne Summary

Resource	Plant OPEX ($/t)	Mining ($/t)	Haulage ($/t)	G & A ($/t)	Total Opex ($/t)
El Gallo Heap Leach Pad(8)(9)	$10.77	$0.53	$0.00	$2.50	$13.80
El Gallo	$21.50	$8.61	$2.00	$3.85	$35.96
Palmarito	$21.50	$7.33	$7.00	$3.57	$39.40
Carrisalejo	$21.50	$11.87	$2.00	$3.13	$38.50
El Encuentro	$15.00	$15.63	$6.00	$3.13	$39.76

Existing Permits

The current operation at El Gallo Gold is a fully permitted open pit mine with a heap leach and ADR process facility. El Gallo Silver and Palmarito are fully permitted for mining.

Future Permitting & Timing

The current operation at El Gallo Gold is a fully permitted site; however, the Phase 1 project requires amendment of the current permits to include the construction of a mill and leach circuit in the location of the existing facilities for the reprocessing of the heap. The permit amendment will also include the backfilling of the Samaniego Pit with mill tailings as part of an integrated concurrent closure plan for the El Gallo Gold Mine.

Phase 2 project permitting will require authorization at El Gallo Gold to expand the process plant footprint and to augment the tailings volume to be deposited at the Samaniego Pit.  The El Gallo Silver permits require amendments to change the processing location to El Gallo Gold, thus eliminating construction of the process components and the tailings facility at El Gallo Silver.

The Fenix Project has CONAGUA(10) approval for the extraction of groundwater and land-use permits for the construction of wells.

Advancing the project will require permit amendments filing for Phase 1 and subsequently filing for Phase 2 permits.  Once these amendments are filed, successful approvals by the Federal Environmental Authority (SEMARNAT) will be required before the project can be advanced.

The project seeks to obtain approval of the Phase 1 El Gallo permit modifications by Q4 2018 and Phase 2 approvals by Q3 2019.

Further project advancement in 2019 is subject to permit approvals.

Resource Estimates

Estimated resources for the Fenix Project are comprised only of material within the boundaries of conceptual pit shells, except for the El Gallo heap leach pad and Palmarito dumps, which are considered available for reprocessing.

Table 6: Mineral Resource Estimates(11)

El Gallo Silver

In Optimised Pit Shell(12) Potential COG(13) = 50 g/t Ag*	Tonnes kt	Silver Grade (g/t)	Silver koz	Gold Grade (g/t)	Gold koz
Measured	1,057	150	5,088	0.09	3
Indicated	4,436	120	17,053	0.13	19
Measured and Indicated	5,493	125	22,140	0.12	22
Inferred	564	82	1,488	0.38	7

Palmarito

In Optimised Pit Shell(12)	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Potential COG(13) = 70g/t Ag*	kt	(g/t)	koz	(g/t)	koz
Measured	1,653	136	7,245	0.38	20
Indicated	11	148	52	0.23	0
Measured and Indicated	1,664	136	7,297	0.38	20
Inferred	528	133	2,258	0.30	5

Palmarito Dumps

	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Potential COG(13) = 52g/t Ag*	kt	(g/t)	koz	(g/t)	koz
Measured	177	177	1,007	0.29	2
Indicated	68	154	338	0.24	1
Measured and Indicated	246	170	1,345	0.28	2
Inferred	0	0	0	0.00	0

Carrisalejo

In Optimised Pit Shell(12)	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Potential COG(13) = 46g/t Ag*	kt	(g/t)	koz	(g/t)	koz
Measured	0	0	0	0.00	0
Indicated	391	116	1,454	0.11	1
Measured and Indicated	391	116	1,454	0.11	1
Inferred	42	821	1,111	0.02	0

El Encuentro

In Optimised Pit Shell(12)	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Potential COG(13) = 0.78 g/t Au	kt	(g/t)	koz	(g/t)	koz
Measured	0	0	0	0.00	0
Indicated	534	2	42	1.87	32
Measured and Indicated	534	2	42	1.87	32
Inferred	190	19	117	5.68	35

El Gallo Heap Leach Pad

	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Potential COG(13) = 0 g/t Au	kt	(g/t)	koz	(g/t)	koz
Measured	0	0	0	0.00	0
Indicated	4,679	0	0	0.56	84
Measured and Indicated	4,679	0	0	0.56	84
Inferred	4,352	0	0	0.72	101

Totals

In Optimised Pit Shells(12)	Tonnes	Silver Grade	Silver	Gold Grade	Gold
Potential COGs variable(13)	kt	(g/t)	koz	(g/t)	koz
Measured	2,887	144	13,340	0.27	25
Indicated	10,119	58	18,938	0.42	137
Measured and Indicated	13,006	77	32,277	0.39	161
Inferred	5,678	27	4,974	0.81	148

Table 7: Assumptions Relating to the Pit Optimization

Assumptions for In-pit resource shells	Deposits	Units	Values
Gold Price	All	$/oz	1,250
Silver Price	All	$/oz	18.00
Mining Cost	Heap Leach Pad	$/t	1.00
	El Gallo(14)	$/t	1.95
	Palmarito(14)	$/t	1.95
	Palmarito Dump	$/t	1.00
	Carrisalejo	$/t	1.95
	El Encuentro	$/t	1.95
Processing and G&A	Heap Leach Pad	$/t	13.80
	El Gallo(14)	$/t	23.29
	Palmarito(14)	$/t	23.29
	Palmarito Dump	$/t	23.29
	Carrisalejo	$/t	23.29
	El Encuentro	$/t	23.29
Recovery - Au	Heap Leach Pad	%	90
	El Gallo(14)%		79.2
	Palmarito(14)%		88.4
	Palmarito Dump	%	87.4
	Carrisalejo	%	79.2
	El Encuentro	%	43.7
Recovery - Ag	Heap Leach Pad	%	0
	El Gallo(14)%		87.6
	Palmarito(14)%		57.2
	Palmarito Dump	%	81.5
	Carrisalejo	%	87.6
	El Encuentro	%	65.2
Cut-off Grade	Heap Leach Pad	Au g/t	0 (0.38)(15)
	El Gallo(14)	Ag g/t	50
	Palmarito(14)	Ag g/t	70
	Palmarito Dump	Ag g/t	52
	Carrisalejo	Ag g/t	46
	El Encuentro	Au g/t	0.78
Inter-ramp Pit Slope Angle	Heap Leach Pad	Degrees	18.4
	El Gallo(14)	Degrees	45.0
	Palmarito(14)	Degrees	45.0
	Palmarito Dump	Degrees	n/a
	Carrisalejo	Degrees	45.0
	El Encuentro	Degrees	45.0

Metallurgical Testing

Preliminary metallurgical test work conducted in 2018 indicated that the El Gallo Gold heap leach pad material would be amenable to direct cyanidation following conventional grinding. Test work identified moderate levels of soluble copper and zinc.

From 2010 to 2016 extensive metallurgical test work has been conducted on samples from the El Gallo Silver deposit using a direct cyanidation flow sheet. From 2017 to 2018 metallurgical test work has been focused on using conventional flotation techniques to separate the slower leaching minerals to enable separate cyanide leaching of bulk flotation concentrate and flotation tailings streams with tailored leach conditions to reduce overall size of the leaching circuit.

Results have proved favorable and a flowsheet incorporating bulk flotation and separate leaching of bulk flotation concentrates and tailings for treatment of El Gallo Silver has been adopted.

Historical test work records have been utilized to gain a preliminary understanding of the remaining resources along with some scoping test work conducted in 2018 to determine how material from the other higher-grade silver deposits included in the conceptual production schedule would respond to the selected flowsheet.

Results from the scoping tests indicate that the Carrisalejo material will likely perform similarly to the El Gallo Silver with respect to silver recovery. Scoping test results showed only modest silver recovery from flotation for the Palmarito sample.  However, separate cyanide leaching of the bulk flotation concentrates and flotation tailings streams achieved positive results. The treatment process for Palmarito and Carrisalejo open pit material has therefore been assumed to be similar to El Gallo Silver pending additional sampling and metallurgical test work to confirm.

Table 8: LOM Metal Recoveries for the Production Model

Resource Area	LOM Gold Recovery	LOM Silver Recovery
El Gallo Heap Leach Pad	88%	—
El Gallo Silver	75%	86%
Palmarito	85%	75%
Carrisalejo	75%	85%
El Encuentro	90%	60%

For the 2018 PEA metallurgical samples selected for testing were assumed to be representative. Note that the Palmarito, Carrisalejo and El Encuentro deposits included in the production schedule have been subjected only to scoping level metallurgical test work using the selected process flowsheet. Further sampling and test work is required to better understand the response of each of the deposits to the selected flowsheet.

Exploration

Over the past years, exploration efforts have focused on both near-mine and property-wide exploration. Near-mine drilling efforts have been successful in delineating and extending mineralization near the Samaniego and Sagrado Corazon open pits. Recently defined mineralization contains significant sulfides and therefore gold extraction is better suited for flotation processing than heap leach processing, the Phase 2 plant could be modified to process these resources. At the property scale, significant mineralization has been confirmed at the El Encuentro zone, which is located 10 km from the El Gallo Gold Mine.

A property-wide soil geochemical survey was completed earlier this year and results indicate the potential for extensions of known zones of sulfide mineralization in the district. In addition, multiple targets were identified from the survey, and field evaluation and ranking of targets for drill testing is in progress.

Further Optimization, Cost Reductions and Project Potential

The Company believes there are opportunities to further improve the economics of the Fenix Project through continued testing and trade-off studies that will be continued throughout 2018.

Capital cost estimates for the project are to a level of accuracy that is consistent with a PEA technical report. During the next 14 months we will continue to review mineral processing, mine sequencing, material transportation and tailings disposal options; and the flow sheet will be optimized by undertaking trade-off studies, update cost models and undertake additional confirmatory testwork.

The complete Fenix Project PEA NI 43-101 Technical Report will be available on www.sedar.com and www.mcewenmining.com within 45 days.

FOOTNOTES

(1)                   All amounts are in U.S. Dollars. “g/t” means grams per metric tonne, “oz” means ounce(s), “IRR” means Internal Rate of Return, “LOM” means life-of-mine.

(2)                   All references to AuEq are based on a 75 Ag oz to 1 Au oz ratio.

(3)                   The heap leach pad spent ore resource number assumes a cutoff grade that permits processing of the entire pad whereas blocks within the leach pad model will be mobilized while mining which will make them difficult to segregate; sub-cutoff leach pad material will inherently have potential acid generating sulfide liabilities if placed in our waste dumps and so it will be prudent to process the entire leach pad and place tailings in the Samaniego pit at an overall environmental and economic benefit.

(4)                   Production numbers for El Gallo Silver are taken from designed pits from prior studies, which do not differ materially from published optimized pit resource numbers.

(5)                   Production numbers for Palmarito are also taken from designed pits from prior studies, and do not differ materially from published optimized pit resource numbers.

(6)                   Cash cost is calculated by dividing total life-of-mine production costs by total ounces produced.

(7)                   All-in sustaining costs (AISC) is calculated by dividing the sum of all cash costs plus capital, sustaining capital, operating, tax, and reclamation costs by total ounces produced.

(8)                   Mining of heap leach spent ore requires no drilling or blasting.

(9)                   The heap leach pad is located immediately adjacent to the proposed plant location requiring no separate haulage costs in addition to mining.

(10)            CONAGUA is the Mexican federal water authority (Comision Nacional del Agua).

(11)            Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.  There is no certainty that all or any part of the Mineral Resources estimated will be converted into Mineral Reserves. Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

(12)            Resources stated as contained within a potentially economically minable open pit; pit optimization parameters are: USD$1,250/oz Au, & USD$18.00/oz Ag. Resource models have been developed based on gold and silver recoveries from historical testwork programs, which were based on a different process flow sheet to what has been adopted for the project.

(13)            Cutoff Grades vary by pit according to parameters.

(14)            Although there is an in-pit resource created by these assumed parameters the production numbers used in this PEA exercise come from designed pits created for earlier studies.

(15)            The heap leach pad COG is an academic number in this PEA whereas the resource number assumes a cutoff grade that permits processing of the entire pad whereas blocks within the leach pad model will be mobilized while mining which will make them difficult to segregate; sub cutoff leach pad material will inherently have potential acid generating sulfide liabilities if placed in our waste dumps and so it will be prudent to process the entire leach pad.

QUALIFIED PERSONS

Responsible Person	Company	Primary Areas of Responsibility
Luke Willis	McEwen	Geology, Drilling, Resource Estimates, Sampling, Data Verification, Resource Estimates
Xavier Ochoa	McEwen	Mining, Infrastructure &Tailings, Permitting and Financial Analysis
Brendan Mulvihill	GRES	Metallurgical, Process Plant Capex and Opex

The technical contents of this news release have been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and Xavier L. Ochoa, QP Member of the Mining and Metallurgical Society of America, and Qualified Persons as defined by Canadian Securities Administrator National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements, which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo mine in Mexico; the Black Fox mine in Timmins, Canada; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of the shares.

CONTACT INFORMATION:

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Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada
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